SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

HERITAGE-CRYSTAL CLEAN, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HERITAGE-CRYSTAL CLEAN, INC.
2175 Point Boulevard, Suite 375
Elgin, Illinois 60123
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 11, 2014
To the stockholders of Heritage-Crystal Clean, Inc.:
The Special Meeting of Stockholders of Heritage-Crystal Clean, Inc. (the “Company”) will be held at the offices of 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123 on February 11, 2014, at 12:00 P.M., Central Time, for the following purposes:
1.    To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 22,000,000 shares to 26,000,000 shares (the “Proposal”); and
2.    To consider and transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The Board of Directors unanimously recommends that you vote to approve the Proposal.
Only stockholders of record at the close of business on January 10, 2014 are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof. Whether or not you expect to attend the Special Meeting, we encourage you to vote your shares as soon as possible. Please sign, date and mail the included proxy card in the envelope provided. It is important that your shares be represented at the Special Meeting, whether your holdings are large or small.

By Order of the Board of Directors,

Greg Ray, Chief Operating Officer and Secretary

January 17, 2014
Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting of Stockholders Meeting To Be Held On February 11, 2014.

Our Proxy Statement for the Special Meeting and Annual Report to Stockholders for fiscal 2012 are available on Heritage-Crystal Clean, Inc.’s website at www.crystal-clean.com under “Investor Relations.”

You may also request hard copies of these documents free of charge by writing to:
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, Illinois 60123
Attention: Corporate Secretary

Table of Contents

General Information
About the Special Meeting	2
Voting Procedures	2
Other	3
PROPOSAL: APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 22,000,000 SHARES TO 26,000,000 SHARES	3
SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS	4
STOCKHOLDER PROPOSALS	6
HOUSEHOLDING OF MEETING MATERIALS	7
AVAILABILITY OF CERTAIN DOCUMENTS	7
OTHER MATTERS	7

HERITAGE-CRYSTAL CLEAN, INC.
2175 Point Boulevard, Suite 375
Elgin, Illinois 60123
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 11, 2014
General Information
About the Special Meeting
This Proxy Statement and accompanying proxy are being furnished to the stockholders of Heritage-Crystal Clean, Inc. (the “Company”) on or about January 17, 2014 in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on February 11, 2014 at the time and place and for the purposes set forth in the accompanying Notice of Special Meeting, and at any adjournments or postponements of that meeting. This Proxy Statement is also available on the Company’s website at www.crystal-clean.com.
We are asking stockholders to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 22,000,000 shares to 26,000,000 shares (the “Proposal”), and to consider and transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Voting Procedures
Voting Rights. Only stockholders who owned our Common Stock at the close of business on January 10, 2014 (the “record date”) may attend and vote at the Special Meeting. On the record date, 18,447,227 shares of Common Stock were outstanding. Stockholders are entitled to one vote per share of Common Stock that they own as of the record date on each matter that may properly come before the Special Meeting.
If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, or to vote in person at the Special Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or nominee on how to vote and are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Special Meeting, unless you request, complete, and deliver a legal proxy from your broker, bank, or nominee. Your broker, bank, or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.
Quorum. The presence, in person or by properly executed proxy, of a majority of the outstanding Common Stock on the record date is necessary to constitute a quorum at the Special Meeting. If a quorum is not present at the time the Special Meeting is convened, the Company may adjourn or postpone the Special Meeting. Shares that are represented at the Special Meeting but abstain from voting on any or all matters and “broker non-votes” will be counted as shares present and entitled to vote in determining the presence of a quorum. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter.
The inspector of election appointed for the Special Meeting will determine the number of shares of our Common Stock present at the Special Meeting, determine the validity of proxies and ballots, determine whether or not a quorum is present, and count all votes and ballots.
Required Vote. The affirmative vote of holders of seventy-five percent (75%) of all outstanding shares of Common Stock entitled to vote thereon will be required for the approval of the Proposal. Abstentions and broker non-votes will have the effect of a vote against this Proposal.

All Common Stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not properly revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the Proposal, and in the discretion of the proxy holders for all other matters that come before the Special Meeting. The board of directors of the Company does not know of any matters, other than the matters described in the Notice of Special Meeting attached to this Proxy Statement that will come before the Special Meeting.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

·	filing with the Secretary of the Company, at or before the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy;

·	duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Special Meeting; or

·	attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice revoking a proxy should be sent to: Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123, Attention: Secretary.
Other
The proxies are solicited by the board of directors of the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons and will be reimbursed for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.
The date of this Proxy Statement is January 17, 2014.
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PROPOSAL
APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 22,000,000 SHARES TO 26,000,000 SHARES
Our Amended and Restated Certificate of Incorporation currently authorizes 22,500,000 shares of capital stock, 22,000,000 of which are currently designated as Common Stock and 500,000 of which are currently undesignated as Preferred Stock, for which the Board of Directors has the authority to establish, in its discretion from time to time, the voting rights and other designations, preferences, rights, qualifications, limitations and restrictions. In fiscal 2011, we amended the Amended and Restated Certificate of Incorporation to increase our authorized Common Stock from 18,000,000 to 22,000,000 shares.
The Board of Directors has unanimously approved and adopted, subject to stockholder approval, an Amendment to our Amended and Restated Certificate of Incorporation, providing for an increase in the authorized number of shares of Common Stock from 22,000,000 to 26,000,000 shares. The following is the text of the proposed amendment to the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation:
FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-Six Million Five Hundred Thousand (26,500,000) shares of capital stock, consisting of (i) Twenty-Six Million (26,000,000) shares of Common Stock, $0.01 par value per share (“Common Stock”), and (ii) Five Hundred Thousand (500,000) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).
As of January 10, 2014, the record date for our special meeting, there were 18,447,227 shares of Common Stock outstanding, held by approximately 345 stockholders of record. In addition, as of January 10, 2014, we had the authority to issue options to purchase up to 579,614 shares of Common Stock pursuant to our 2008 Omnibus Incentive Plan, and 33,506 shares pursuant to our Employee Stock Purchase Plan of 2008. No Preferred Stock is outstanding.

If this Proposal is approved by our stockholders, the Amendment to our Amended and Restated Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which filing would be expected to take place as soon as practicable following the special meeting.
The Board of Directors believes it is desirable for our Company to have the flexibility to issue additional shares of Common Stock in excess of the amount which is currently authorized without further stockholder action. The Board believes that the availability of such additional shares will provide our Company with the flexibility to (i) issue Common Stock for possible future financings, stock dividends, acquisitions, repayment of indebtedness, or stock option plans, (ii) provide liquidity for funding possible acquisitions or other strategic investments, including projects such as expanding the Company's re-refining capacity, or (iii) issue Common Stock for other general corporate purposes that may be identified in the future by the Board. In September 2011, we increased the number of authorized shares of Common Stock from 18,000,000 shares to 22,000,000 shares, and in April 2012, we completed a public offering of 3,400,000 shares of Common Stock and used the net proceeds from the offering to fund expansion of the Company's re-refining capacity, acquisitions, and to pay down debt. While the Board of Directors continually considers our capital structure and various financing alternatives, the Board has no commitments to issue any additional shares of Common Stock at this time. The Board of Directors will determine whether, when, and on what terms the issuance of shares may be warranted in the future in connection with our capital structure and financing needs.
As is the case with the current authorized but unissued shares of Common Stock, the additional shares of Common Stock authorized by this proposed amendment could be issued upon approval by the Board of Directors without further vote of our stockholders except as may be required in particular cases by applicable law, regulatory agencies, or the rules of the Nasdaq Stock Market. Under Delaware law, stockholders who do not vote for this Proposal are not entitled to appraisal rights with respect to their shares of Common Stock. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for stockholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such stockholders’ voting power. Stockholders other than The Heritage Group do not have preemptive rights to subscribe for additional securities that may be issued by the Company, which means that stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership interest in the Company. Under the Participation Rights Agreement, between us and The Heritage Group, The Heritage Group has the right to participate in our future equity offerings of Common Stock so that The Heritage Group retains its proportionate ownership in our Company.
If we issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance would have a dilutive effect on the voting power and could have a dilutive effect on the earnings per share of the Company’s currently outstanding shares of Common Stock. Additionally, the Company has no current intention of using additional shares of Common Stock as an anti-takeover defense, however, such an issuance could be used to create impediments to or otherwise discourage persons attempting to gain control of the Company (through dilutive offerings or otherwise).
The affirmative vote of seventy-five percent (75%) of all shares entitled to vote thereon shall be required for approval of the proposed amendment to the Amended and Restated Certificate of Incorporation. Since abstentions and broker non-votes are not affirmative votes, they will have the effect of votes against the Proposal.
The Board recommends a vote FOR the Proposal to amend our Amended and Restated Certificate of Incorporation.

SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 31, 2013, including:

•	each person or entity who is known by us to own beneficially more than 5% of any class of outstanding voting securities;

•	each named executive officer and each director; and

•	all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address c/o Heritage-Crystal Clean, Inc., 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after October 31, 2013 through the exercise of any stock option, warrant, or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

Name	Number of Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock
Non-employee Directors:
Bruce Bruckmann	100,366	*
Carmine Falcone	7,410	*
Fred Fehsenfeld, Jr. (2)	1,022,086	5.5%
Brian Recatto	4,419	*
Charles Schalliol	30,801	*
Robert Willmschen, Jr.	28,410	*

Beneficial owners owning more than 5% of common stock (other than directors and named executive officers):
The Heritage Group (3)	4,795,444	26.0%
Fehsenfeld Family Trusts (4)	1,440,959	7.8%
Janus Capital Management LLC (5)	1,190,460	6.5%
Royce and Associates LLC (6)	1,180,239	6.4%
Kinderhook Partners LLC (7)	940,052	5.1%

Named Executive Officers:
Joseph Chalhoub (8)	1,512,819	8.2%
Gregory Ray (9)	289,174	1.6%
John Lucks	107,535	*
Tom Hillstrom	28,162	*
Mark DeVita	6,133	*
Ellie Bruce	15,658	*

All directors and named executive officers as a group (12 persons)	3,152,973	17.1%
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*    Less than 1%

(1)
Includes the following options to purchase shares of Common Stock exercisable within sixty days of October 31, 2013: Mr. Chalhoub: 266,027 shares; Mr. Ray: 139,095 shares; Mr. Lucks: 89,084 shares; Mr. Hillstrom: 9,113; Mr. DeVita: 1,199 shares; Ms. Bruce: 9,063 shares.

(2)
Based on a Schedule 13G/A filed with the SEC on February 12, 2013. Includes 10,000 shares held by Mr. Fehsenfeld's family members (specifically, his spouse and two children). Mr. Fehsenfeld disclaims beneficial ownership of the shares of common stock owned by these family members except to the extent of his pecuniary interest therein. In addition, Mr. Fehsenfeld serves as one of six trustees who together are empowered to act on behalf of The Heritage Group. Mr. Fehsenfeld disclaims beneficial ownership of the shares of Common Stock owned by The Heritage Group listed in the table above except to the extent of his pecuniary interest therein, and none of the shares held by The Heritage Group are included in the shares listed in the table above as being beneficially owned by Mr. Fehsenfeld. In addition, the above amount does not include the 1,440,959 shares of Common Stock purchased by the Fehsenfeld Family Trusts, for which Mr. Fehsenfeld is one of six co-trustees, as discussed further in footnote (4) below. The address of this shareholder is 5400 West 86th Street, Indianapolis, Indiana 46268.

(3)
Based on a Schedule 13G/A filed with the SEC on February 12, 2013. The Heritage Group is a general partnership formed under the laws of the State of Indiana. As discussed below in footnote (4), the Fehsenfeld Family Trusts own all of the outstanding general partner interests in The Heritage Group. None of the shares held by the Fehsenfeld Family Trusts are included in the shares listed above as being beneficially owned by The Heritage Group or by Fred Fehsenfeld. We have been advised that six trustees, acting on behalf of each of these trusts, have the duty and have been empowered to carry out the purposes of the general partnership pursuant to the Articles of Partnership. The six trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas J. Rutigliano, William S. Fehsenfeld, Amy M. Schumacher, and Jeffrey A. Laborsky. The address of The Heritage Group is 5400 West 86th Street, Indianapolis, Indiana 46268.

(4)
Based on a Schedule 13G/A filed with the SEC on February 12, 2013. The Fehsenfeld Family Trusts consist of 30 trusts that collectively own all of the outstanding general partner interests in The Heritage Group. We have been advised that six trustees, acting on behalf of each of these trusts, have the fiduciary duty to carry out the purposes of each separate trust, in accordance with the applicable trust agreements and the trust laws of the State of Indiana. The six trustees are Fred M. Fehsenfeld, Jr., James C. Fehsenfeld, Nicholas J. Rutigliano, William S. Fehsenfeld, Amy M. Schumacher, and Jeffrey A. Laborsky. None of the shares held by Fred Fehsenfeld or The Heritage Group are included in the shares listed above as being beneficially owned by the Fehsenfeld Family Trusts. Mr. Fehsenfeld disclaims beneficial ownership of the shares of Common Stock owned by the Fehsenfeld Family Trusts except to the extent of his pecuniary interest therein. The address of each of the Fehsenfeld Family Trusts is 5400 West 86th Street, Indianapolis, Indiana 46268.

(5)	Based on Schedule 13G filed with the SEC on February 14, 2013. The address of this shareholder is 151 Detroit St., Denver, CO 80206-4805.

(6)	Based on Schedule 13G filed with the SEC on April 8, 2013. The address of this shareholder is 745 Fifth Avenue, New York, NY 10151

(7)	Based on Schedule 13G/A filed with the SEC on January 8, 2013. The address of this shareholder is One Executive Drive, Suite 160, Fort Lee, NJ 07024.

(8)
Joseph Chalhoub has voting control over the shares held by the entity named J. Chalhoub Holdings, Ltd. and Breslube Industries Ltd., but disclaims beneficial ownership, other than to the extent of his pecuniary interest therein.

(9)	Includes shares held in trust for which Mr. Ray has voting control.

STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at the 2014 Annual Meeting of Stockholders must have been received by the Company no later than December 13, 2013 in order to be considered for inclusion in the Company’s annual meeting Proxy Statement this year. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies. Stockholders who wish to submit a proposal not intended to be included in the Company’s annual meeting Proxy Statement but to be presented at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by the Company’s bylaws to provide notice of such proposal or nomination to the principal executive office of the Company. This notice must be delivered to the Company no later than the close of business on February 1, 2014, but no earlier than the close of business on January 2, 2014, to be considered for a vote at this year’s annual meeting. The notice must contain the information required by the Company’s bylaws.

HOUSEHOLDING OF MEETING MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Heritage-Crystal Clean, Inc., Attn: Corporate Secretary, 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123, we will provide copies of these materials.
AVAILABILITY OF CERTAIN DOCUMENTS
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investor Relations page of our corporate website at www.crystal-clean.com. The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated herein by reference.
Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of proxy statements or other information concerning us, without charge, by written or telephonic request directed to Heritage-Crystal Clean, Inc., Attn: Corporate Secretary, 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123. Such information is also available under the Investor Relations section of our website and from the SEC through the SEC website at the address provided above.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF THE COMPANY’S COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE PROXY STATEMENT, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
OTHER MATTERS
The Board of Directors does not intend to present to the Special Meeting any business other than the item stated in the “Notice of Special Meeting of Stockholders” and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.
Whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed stamped envelope.

[ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY Heritage-Crystal Clean, Inc.	For	Against	Abstain
SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 11, 2014
The undersigned hereby appoints Joseph Chalhoub and Gregory Ray, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Special Meeting of the Stockholders of Heritage-Crystal Clean, Inc. (the “Company”), to be held at the offices of 2175 Point Boulevard, Suite 375, Elgin, Illinois 60123 on February 11, 2014 at 12:00 P.M., Central Time, and any adjournments or postponements thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in the Proxy and, at their discretion, upon such other matters as may properly come before this meeting. The undersigned hereby revokes any other proxy executed previously for the 2014 Special Meeting of Shareholders.
This Proxy, when properly executed, will be voted in the manner the undersigned shareholder directs on this card. If you sign and return this Proxy but do not specify otherwise, this Proxy will be voted FOR each of the proposals listed on this card. Therefore, to direct a vote FOR each of the proposals, you need not mark any box. Simply sign, date and return this Proxy.
Please be sure to date and sign
this proxy card in the box below
_______________________
Date
________________________________________
Sign above

1.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 22,000,000 to 26,000,000 shares.
		[ ]	[ ]	[ ]

2.To consider and transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Meeting, of a Proxy Statement dated January 17, 2014.
This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

Detach above card, sign, date and mail in postage paid envelope provided. Heritage-Crystal Clean, Inc.
PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
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